Exhibit 5.1

250 West 55th street New York, NY 10019-9601 Telephone: 212.468.8000 Facsimile: 212.468.7900 www.mofo.com	morrison & foerster llp new york, san francisco, los angeles, palo alto, sacramento, san diego, denver, northern virginia, washington, d.c. tokyo, london, brussels, beijing, shanghai, hong kong

June 15, 2016

Great Ajax Corp.

9400 SW Beaverton-Hillsdale Hwy, Suite 131

Beaverton, Oregon 97005

Re:	Great Ajax Corp.

Ladies and Gentlemen:

We have acted as counsel to Great Ajax Corp., a Maryland corporation (the “Company”), in connection with the issuance and sale by the Company of an aggregate of 2,265,000 shares (the “Initial Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”), and up to an additional 339,750 shares of Common Stock (the “Option Shares” and collectively with the Initial Shares, the “Shares”), pursuant to a Registration Statement on Form S-3 (Registration Statement No. 333-209513) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), the prospectus, dated April 29, 2016 (the “Base Prospectus”), and the prospectus supplement, dated June 10, 2016, filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations of the Act (the “Prospectus Supplement”). The Base Prospectus and the Prospectus Supplement are collectively referred to as the “Prospectus.” The Shares are to be sold by the Company in the manner described in the Registration Statement and the Prospectus.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Articles of Amendment and Restatement of the Company, as amended through the date hereof; (ii) the Amended and Restated Bylaws of the Company, as amended through the date hereof; (iii) certain resolutions of the board of directors of the Company, relating to the issuance, sale and registration of the Shares; (iv) the Registration Statement; and (v) the Prospectus. In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of certain other corporate records, documents, instruments and certificates of public officials and of the Company, and we have made such inquiries of officers of the Company and public officials and considered such questions of law as we have deemed necessary for purposes of rendering the opinions set forth herein.

In connection with this opinion, we have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies. In making our examination of documents executed by parties other than the Company, we have assumed that each other party has the power and authority to execute and deliver, and to perform and observe the provisions of, such documents and has duly authorized, executed and delivered such documents, and that such documents constitute the legal, valid and binding obligations of each such party. We also have assumed the integrity and completeness of the

Great Ajax Corp.

June 15, 2016

minute books of the Company presented to us for examination. With respect to certain factual matters, we have relied upon certificates of officers of the Company.

Based upon, subject to and limited by the foregoing, we are of the opinion that the Shares have been duly and validly authorized and upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable.

We do not express any opinion herein concerning any law other than the Maryland General Corporation Law and the federal laws of the United States of America, as in effect on the date hereof.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Company’s Current Report on Form 8-K to be filed with the Commission on or about June 15, 2016, which will be incorporated by reference in the Registration Statement, and to reference to us under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Morrison & Foerster LLP